                                                                  EXHIBIT 99.1.1

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT 06104-2999
                          (A STOCK INSURANCE COMPANY)
                                (THE "COMPANY")

                      INDIVIDUAL LIFE OPERATIONS ADDRESS:
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our Individual Life Operations facility in Minneapolis, Minnesota, of due proof of the Insured's death while the Policy was in force.

Signed for the Company

    /s/ Christine Hayer Repasy               /s/ Thomas M. Marra
    -----------------------------------      -----------------------------------
    CHRISTINE HAYER REPASY, SECRETARY        THOMAS M. MARRA, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us

                            RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU GET IT. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY
                               ELECTION OF OWNER
                        DEATH PROCEEDS PAYABLE AT DEATH
                            ADJUSTABLE DEATH BENEFIT
                      PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                               NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15.

                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY

                                                                          [LOGO]
                                                                    THE HARTFORD

                               TABLE OF CONTENTS

                                                                           PAGE
--------------------------------------------------------------------------------
Policy Specifications                                                          3
Definitions                                                                   15
Death Benefit                                                                 17
Increases and Decreases in Face Amount                                        19
Premiums                                                                      19
Valuation Provisions                                                          21
Account Value, Cash Value and Cash Surrender Value                            22
Transfers                                                                     23
Monthly Deduction Amount                                                      24
Insurance Class Changes                                                       25
Lapse and Policy Grace Period                                                 25
Reinstatement                                                                 26
Policy Loans                                                                  26
Withdrawals                                                                   28
Surrenders                                                                    28
Payments By Us                                                                28
Taxation of The Separate Account                                              29
The Contract                                                                  29
Ownership and Beneficiary                                                     31
Termination and Maturity Date                                                 32
Income Settlement Options                                                     33
Any Riders follow page

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
                       BASE POLICY INFORMATION
-----------------------------------------------------------------------------

POLICY:                              FLEXIBLE PREMIUM VARIABLE
                                     UNIVERSAL LIFE
POLICY NUMBER:                       [VL00001]
INSURED:                             [JOHN DOE]
ISSUE AGE/SEX:                       [35, MALE]
INSURANCE CLASS:                     [PREFERRED/NON-NICOTINE]
OWNER:                               [JOHN DOE]
BENEFICIARY:                         [JANE DOE]
INITIAL PLANNED PREMIUM:             [$1,000.00]
PAYMENT FREQUENCY:                   [ANNUAL]
INITIAL FACE AMOUNT:                 [$100,000]
DEATH BENEFIT OPTION:                [B (RETURN OF ACCOUNT VALUE)]
DEATH BENEFIT OPTION C LIMIT:        [NOT APPLICABLE]
NO LAPSE GUARANTEE PERIOD:           [OCTOBER 1, 2003 - SEPTEMBER 30,
                                     2012]
MONTHLY NO LAPSE
GUARANTEE PREMIUM:                   [$45.71]
POLICY DATE:                         [JANUARY 1, 2003]
DATE OF ISSUE:                       [JANUARY 1, 2003]
SCHEDULED MATURITY DATE:             [JANUARY 1, 2068]*
ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:               3.00%
SEPARATE ACCOUNT:                    [VARIABLE LIFE I]
INITIAL PREMIUM ALLOCATION:          [HARTFORD MONEY MARKET HLS FUND]

* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

                                 POLICY CHARGES

-----------------------------------------------------------------------------
                   DEDUCTIONS FROM PREMIUM PAYMENTS
-----------------------------------------------------------------------------

TYPE OF CHARGE

                                          PERCENT OF
MAXIMUM SALES CHARGES:                    PREMIUMS PAID
----------------------------------------------------------------
ALL POLICY YEARS                          5.75%

TAX CHARGE:
----------------------------------------------------
ALL POLICY YEARS                          [1.75%]*

* THE TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY. IF YOUR STATE OR MUNICIPALITY CHANGES, OR IF YOUR STATE OR MUNICIPALITY CHANGES ITS TAX RATE, THE TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE.

-----------------------------------------------------------------------------
                MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
-----------------------------------------------------------------------------

TYPE OF                    POLICY      CHARGE OR
CHARGE                     YEARS       PERCENT OF VALUE
------------------------------------------------------------------------
MONTHLY ADMINISTRATIVE        ALL      $10.00 PER MONTH
CHARGE
MONTHLY PER $1,000 RATE      [1-10]    [0.3750] PER MONTH PER $1,000 OF
                                       INITIAL FACE AMOUNT.
                             [11+]     [0]
MORTALITY AND EXPENSE        [1-10]    0.05417% PER MONTH (0.65% PER
RISK RATE                              YEAR) OF THE ACCUMULATED VALUE IN
                                       THE SUB-ACCOUNTS.
                            [11-20]    0.0333% PER MONTH (0.40% PER
                                       YEAR) OF THE ACCUMULATED VALUE IN
                                       THE SUB-ACCOUNTS.
                             [21+]     0.0208% PER MONTH (0.25% PER
                                       YEAR) OF THE ACCUMULATED VALUE IN
                                       THE SUB-ACCOUNTS

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

                                 POLICY CHARGES

-----------------------------------------------------------------------------
                       MAXIMUM TRANSFER CHARGE
-----------------------------------------------------------------------------

ALL POLICY YEARS   $00.00 FOR THE FIRST TRANSFER IN ANY CALENDAR MONTH.
ALL POLICY YEARS   $25.00 PER TRANSFER IN EXCESS OF ONE PER CALENDAR
                   MONTH.

-----------------------------------------------------------------------------
                      MAXIMUM SURRENDER CHARGES
-----------------------------------------------------------------------------

         POLICY                SURRENDER          POLICY          SURRENDER
          YEAR                   CHARGE            YEAR             CHARGE
--------------------------------------------------------------------------------
           [1                    1200.00              6              770.00
            2                    1114.00              7              684.00
            3                    1028.00              8              598.00
            4                     942.00              9              512.00
            5                     856.00             10               0.00]

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
                   SCHEDULED FACE AMOUNT INCREASES
-----------------------------------------------------------------------------

             DATE OF INCREASE                    SCHEDULED INCREASE AMOUNT
--------------------------------------------------------------------------------
             [JANUARY 1, 2004                              $75,000
             JANUARY 1, 2005                               $75,000
             JANUARY 1, 2006                               $75,000
             JANUARY 1, 2007                              $75,000]

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                                     MINIMUM            MAXIMUM COST                          MINIMUM           MAXIMUM COST
          ATTAINED                DEATH BENEFIT         OF INSURANCE        ATTAINED       DEATH BENEFIT        OF INSURANCE
             AGE                   PERCENTAGES              RATE               AGE          PERCENTAGES             RATE
---------------------------------------------------------------------------------------------------------------------------------
             35                      [ 250.00              0.175833             68             117.00               2.765833
             36                        250.00              0.186667             69             116.00               3.014167
             37                        250.00              0.200000             70             115.00               3.292500
             38                        250.00              0.215000             71             113.00               3.608333
             39                        250.00              0.232500             72             111.00               3.970833
             40                        250.00              0.251667             73             109.00               4.386667
             41                        243.00              0.274167             74             107.00               4.849167
             42                        236.00              0.296667             75             105.00               5.349167
             43                        229.00              0.322500             76             105.00               5.877500
             44                        222.00              0.349167             77             105.00               6.426667
             45                        215.00              0.379167             78             105.00               6.991667
             46                        209.00              0.410000             79             105.00               7.587500
             47                        203.00              0.443333             80             105.00               8.236667
             48                        197.00              0.478333             81             105.00               8.956667
             49                        191.00              0.517500             82             105.00               9.770833
             50                        185.00              0.559167             83             105.00              10.688333
             51                        178.00              0.608333             84             105.00              11.687500
             52                        171.00              0.663333             85             105.00              12.745833
             53                        164.00              0.725833             86             105.00              13.840833
             54                        157.00              0.796667             87             105.00              14.962500
             55                        150.00              0.872500             88             105.00              16.105833
             56                        146.00              0.955000             89             105.00              17.274167
             57                        142.00              1.040833             90             105.00              18.480833
             58                        138.00              1.132500             91             104.00              19.748333
             59                        134.00              1.230833             92             103.00              21.120833
             60                        130.00              1.340000             93             102.00              22.675833
             61                        128.00              1.461667             94             101.00              24.658333
             62                        126.00              1.599167             95             100.00              27.496667
             63                        124.00              1.755000             96             100.00              32.045833
             64                        122.00              1.928333             97             100.00              40.016667
             65                        120.00              2.118333             98             100.00              54.831667
             66                        119.00              2.320833             99             100.00             83.333333]
             67                        118.00              2.536667

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE MORTALITY TABLE, AGE NEAREST BIRTHDAY ADJUSTED FOR ANY SPECIAL CLASS RATING.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                                     MINIMUM            MAXIMUM COST                          MINIMUM           MAXIMUM COST
          ATTAINED                DEATH BENEFIT         OF INSURANCE        ATTAINED       DEATH BENEFIT        OF INSURANCE
             AGE                   PERCENTAGES              RATE               AGE          PERCENTAGES             RATE
---------------------------------------------------------------------------------------------------------------------------------
             35                      [ 250.00              0.168333             68             117.00               2.502500
             36                        250.00              0.178333             69             116.00               2.721667
             37                        250.00              0.191667             70             115.00               2.965833
             38                        250.00              0.205833             71             113.00               3.245833
             39                        250.00              0.223333             72             111.00               3.570000
             40                        250.00              0.241667             73             109.00               3.944167
             41                        243.00              0.263333             74             107.00               4.364167
             42                        236.00              0.285000             75             105.00               4.820000
             43                        229.00              0.310000             76             105.00               5.304167
             44                        222.00              0.334167             77             105.00               5.808333
             45                        215.00              0.362500             78             105.00               6.329167
             46                        209.00              0.391667             79             105.00               6.880833
             47                        203.00              0.422500             80             105.00               7.485833
             48                        197.00              0.454167             81             105.00               8.161667
             49                        191.00              0.490833             82             105.00               8.931667
             50                        185.00              0.530000             83             105.00               9.804167
             51                        178.00              0.575000             84             105.00              10.758333
             52                        171.00              0.625000             85             105.00              11.781667
             53                        164.00              0.682500             86             105.00              12.847500
             54                        157.00              0.746667             87             105.00              13.957500
             55                        150.00              0.815000             88             105.00              15.103333
             56                        146.00              0.889167             89             105.00              16.295000
             57                        142.00              0.965000             90             105.00              17.544167
             58                        138.00              1.045000             91             104.00              18.875833
             59                        134.00              1.130833             92             103.00              20.344167
             60                        130.00              1.226667             93             102.00              22.003333
             61                        128.00              1.333333             94             101.00              24.113333
             62                        126.00              1.455833             95             100.00              27.074167
             63                        124.00              1.596667             96             100.00              31.747500
             64                        122.00              1.754167             97             100.00              39.807500
             65                        120.00              1.925833             98             100.00              54.781667
             66                        119.00              2.107500             99             100.00             83.333333]
             67                        118.00              2.300833

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, 80% MALE SMOKER OR NONSMOKER MORTALITY TABLE, AGE NEAREST BIRTHDAY ADJUSTED FOR ANY SPECIAL CLASS RATING.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                                     MINIMUM            MAXIMUM COST                          MINIMUM           MAXIMUM COST
          ATTAINED                DEATH BENEFIT         OF INSURANCE        ATTAINED       DEATH BENEFIT        OF INSURANCE
             AGE                   PERCENTAGES              RATE               AGE          PERCENTAGES             RATE
---------------------------------------------------------------------------------------------------------------------------------
             [35                       250.00              0.100833             78             105.00               4.713333
             36                        250.00              0.106667             79             105.00               5.255000
             37                        250.00              0.111667             80             105.00               5.845000
             38                        250.00              0.120000             81             105.00               6.515833
             39                        250.00              0.128333             82             105.00               7.211667
             40                        250.00              0.137500             83             105.00               7.959167
             41                        243.00              0.149167             84             105.00               8.785833
             42                        236.00              0.163333             85             105.00               9.714167
             43                        229.00              0.179167             86             105.00              10.742500
             44                        222.00              0.199167             87             105.00              11.862500
             45                        215.00              0.220833             88             105.00              13.060833
             46                        209.00              0.241667             89             105.00              14.323333
             47                        203.00              0.264167             90             105.00              15.638333
             48                        197.00              0.277500             91             104.00              16.870000
             49                        191.00              0.293333             92             103.00              18.152500
             50                        185.00              0.313333             93             102.00              19.503333
             51                        178.00              0.338333             94             101.00              20.928333
             52                        171.00              0.372500             95             101.00              22.430833
             53                        164.00              0.410833             96             101.00              23.803333
             54                        157.00              0.458333             97             101.00              25.265000
             55                        150.00              0.514167             98             101.00              26.823333
             56                        146.00              0.573333             99             101.00              28.487500
             57                        142.00              0.636667            100             101.00              30.265833
             58                        138.00              0.689167            101             101.00              31.673333
             59                        134.00              0.749167            102             101.00              33.171667
             60                        130.00              0.821667            103             101.00              34.766667
             61                        128.00              0.911667            104             101.00              36.463333
             62                        126.00              1.020833            105             101.00              38.267500
             63                        124.00              1.142500            106             101.00              40.185000
             64                        122.00              1.270000            107             101.00              42.224167
             65                        120.00              1.404167            108             101.00              44.390833
             66                        119.00              1.539167            109             101.00              46.692500
             67                        118.00              1.674167            110             101.00              49.136667
             68                        117.00              1.820833            111             101.00              51.732500
             69                        116.00              1.970000            112             101.00              54.486667
             70                        115.00              2.147500            113             101.00              57.411667
             71                        113.00              2.345833            114             101.00              60.515000
             72                        111.00              2.610000            115             101.00              63.808333
             73                        109.00              2.885000            116             101.00              67.300833
             74                        107.00              3.173333            117             101.00              71.005833
             75                        105.00              3.492500            118             101.00              74.935833
             76                        105.00              3.840000            119             101.00             79.101667]
             77                        105.00              4.243333

THE MINIMUM DEATH BENEFIT PERCENTAGE FOR ATTAINED AGE 120 AND BEYOND WILL BE
101.00. THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH
SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 2001 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE, COMPOSITE, ULTIMATE, AGE NEAREST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                                     MINIMUM            MAXIMUM COST                          MINIMUM           MAXIMUM COST
          ATTAINED                DEATH BENEFIT         OF INSURANCE        ATTAINED       DEATH BENEFIT        OF INSURANCE
             AGE                   PERCENTAGES              RATE               AGE          PERCENTAGES             RATE
---------------------------------------------------------------------------------------------------------------------------------
             [35                       250.00              0.096667             78             105.00               4.335000
             36                        250.00              0.102500             79             105.00               4.812500
             37                        250.00              0.107500             80             105.00               5.330000
             38                        250.00              0.115833             81             105.00               5.933333
             39                        250.00              0.123333             82             105.00               6.564167
             40                        250.00              0.131667             83             105.00               7.229167
             41                        243.00              0.142500             84             105.00               7.960833
             42                        236.00              0.155000             85             105.00               8.775000
             43                        229.00              0.170000             86             105.00               9.636667
             44                        222.00              0.188333             87             105.00              10.626667
             45                        215.00              0.207500             88             105.00              11.670000
             46                        209.00              0.227500             89             105.00              12.760000
             47                        203.00              0.249167             90             105.00              13.838333
             48                        197.00              0.263333             91             104.00              14.690833
             49                        191.00              0.280833             92             103.00              15.678333
             50                        185.00              0.301667             93             102.00              16.825833
             51                        178.00              0.327500             94             101.00              18.136667
             52                        171.00              0.360833             95             101.00              19.665000
             53                        164.00              0.398333             96             101.00              21.098333
             54                        157.00              0.444167             97             101.00              22.638333
             55                        150.00              0.495833             98             101.00              23.439167
             56                        146.00              0.552500             99             101.00              24.610000
             57                        142.00              0.612500            100             101.00              26.128333
             58                        138.00              0.664167            101             101.00              27.568333
             59                        134.00              0.722500            102             101.00              29.199167
             60                        130.00              0.790833            103             101.00              31.043333
             61                        128.00              0.873333            104             101.00              33.121667
             62                        126.00              0.972500            105             101.00              35.424167
             63                        124.00              1.081667            106             101.00              37.854167
             64                        122.00              1.197500            107             101.00              40.402500
             65                        120.00              1.319167            108             101.00              43.022500
             66                        119.00              1.442500            109             101.00              45.781667
             67                        118.00              1.567500            110             101.00              48.638333
             68                        117.00              1.703333            111             101.00              51.449167
             69                        116.00              1.843333            112             101.00              54.232500
             70                        115.00              2.008333            113             101.00              56.864167
             71                        113.00              2.193333            114             101.00              60.335833
             72                        111.00              2.432500            115             101.00              63.660833
             73                        109.00              2.682500            116             101.00              67.127500
             74                        107.00              2.946667            117             101.00              70.900000
             75                        105.00              3.237500            118             101.00              74.495000
             76                        105.00              3.553333            119             101.00             79.101667]
             77                        105.00              3.916667

THE MINIMUM DEATH BENEFIT PERCENTAGE FOR ATTAINED AGE 120 AND BEYOND WILL BE
101.00. THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH
SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 2001 COMMISSIONERS STANDARD ORDINARY, UNISEX(80), COMPOSITE, ULTIMATE, AGE NEAREST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
                    TERM LIFE RIDER SPECIFICATIONS
-----------------------------------------------------------------------------

DESIGNATED INSURED: MARY DOE

                             TABLE TERM LIFE RIDER
              MONTHLY MAXIMUM RATES (PER $1,000 OF RIDER BENEFIT)

       ATTAINED                MAXIMUM            ATTAINED        MAXIMUM
          AGE                    RATE                AGE           RATE
--------------------------------------------------------------------------------
          [35                   0.175833              68           2.765833
          36                    0.186667              69           3.014167
          37                    0.200000              70           3.292500
          38                    0.215000              71           3.608333
          39                    0.232500              72           3.970833
          40                    0.251667              73           4.386667
          41                    0.274167              74           4.849167
          42                    0.296667              75           5.349167
          43                    0.322500              76           5.877500
          44                    0.349167              77           6.426667
          45                    0.379167              78           6.991667
          46                    0.410000              79           7.587500
          47                    0.443333              80           8.236667
          48                    0.478333              81           8.956667
          49                    0.517500              82           9.770833
          50                    0.559167              83          10.688333
          51                    0.608333              84          11.687500
          52                    0.663333              85          12.745833
          53                    0.725833              86          13.840833
          54                    0.796667              87          14.962500
          55                    0.872500              88          16.105833
          56                    0.955000              89          17.274167
          57                    1.040833              90          18.480833
          58                    1.132500              91          19.748333
          59                    1.230833              92          21.120833
          60                    1.340000              93          22.675833
          61                    1.461667              94          24.658333
          62                    1.599167              95          27.496667
          63                    1.755000              96          32.045833
          64                    1.928333              97          40.016667
          65                    2.118333              98          54.831667
          66                    2.320833              99         83.333333]
          67                    2.536667

THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE, COMPOSITE, ULTIMATE, AGE NEAREST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
                    TERM LIFE RIDER SPECIFICATIONS
-----------------------------------------------------------------------------

DESIGNATED INSURED: MARY DOE

                             TABLE TERM LIFE RIDER
              MONTHLY MAXIMUM RATES (PER $1,000 OF RIDER BENEFIT)

       ATTAINED               MAXIMUM            ATTAINED        MAXIMUM
         AGE                    RATE                AGE           RATE
--------------------------------------------------------------------------------
         [35                   0.168333              68           2.502500
          36                   0.178333              69           2.721667
          37                   0.191667              70           2.965833
          38                   0.205833              71           3.245833
          39                   0.223333              72           3.570000
          40                   0.241667              73           3.944167
          41                   0.263333              74           4.364167
          42                   0.285000              75           4.820000
          43                   0.310000              76           5.304167
          44                   0.334167              77           5.808333
          45                   0.362500              78           6.329167
          46                   0.391667              79           6.880833
          47                   0.422500              80           7.485833
          48                   0.454167              81           8.161667
          49                   0.490833              82           8.931667
          50                   0.530000              83           9.804167
          51                   0.575000              84          10.758333
          52                   0.625000              85          11.781667
          53                   0.682500              86          12.847500
          54                   0.746667              87          13.957500
          55                   0.815000              88          15.103333
          56                   0.889167              89          16.295000
          57                   0.965000              90          17.544167
          58                   1.045000              91          18.875833
          59                   1.130833              92          20.344167
          60                   1.226667              93          22.003333
          61                   1.333333              94          24.113333
          62                   1.455833              95          27.074167
          63                   1.596667              96          31.747500
          64                   1.754167              97          39.807500
          65                   1.925833              98          54.781667
          66                   2.107500              99          83.33333]
          67                   2.300833

THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 2001 COMMISSIONERS STANDARD ORDINARY, UNISEX(80), ULTIMATE, AGE NEAREST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

DEFINITIONS                The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.
                           ACCOUNT VALUE: the total of all amounts in the Fixed Account, Loan Account and
                           Sub-Accounts.
                           ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.
                           ATTAINED AGE: the Insured's Issue Age plus the Policy Year minus one.
                           CASH SURRENDER VALUE: the Cash Value less all Indebtedness.
                           CASH VALUE: the Account Value less any applicable Surrender Charges.
                           COMPANY, WE, US, OUR: the Company referred to on the first page of the Policy.
                           CUMULATIVE NO LAPSE GUARANTEE PREMIUM: the premium required to maintain the No Lapse
                           Guarantee. On the Policy Date, the Cumulative No Lapse Guarantee Premium is the Monthly
                           No Lapse Guarantee Premium shown on Page 3. On each Monthly Activity Date thereafter, the Cumulative No Lapse Guarantee Premium is: (a) the Cumulative No Lapse Guarantee
                           Premium on the previous Monthly Activity Date; plus (b) the current Monthly No Lapse
                           Guarantee Premium.
                           DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured. The date may be different from the Policy Date.
                           DEATH BENEFIT: the amount used to calculate the Death Proceeds. The Death Benefit on the Policy Date is determined by the Death Benefit Option You select on Your application. Thereafter, it may change in accordance with the terms of the Death
                           Benefit Option provision, the Minimum Death Benefit provision and any additional benefits provided by riders attached to this Policy.
                           DEATH BENEFIT OPTION: the Death Benefit Option in effect determines how the Death
                           Benefit is calculated. The Death Benefit Options provided are described in the Death
                           Benefit section.
                           DEATH PROCEEDS: the amount which We will pay on the death of the Insured.
                           DOLLAR COST AVERAGING: systematic transfers from one account to any other available account.
                           DUE PROOF OF DEATH: a certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.
                           FACE AMOUNT: an amount We use to determine the Death Benefit. On the Policy Date, the
                           Face Amount equals the Initial Face Amount shown on Page 3. Thereafter, it may change in accordance with the terms of the Increases and Decreases in the Face Amount provision, the Death Benefit Option Changes provision, the Withdrawals provision and the Scheduled Maturity Date provision.

DEFINITIONS                FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the
(CONTINUED)                Account Value may be allocated.
                           FUNDS: the registered open-end management companies in which assets of the Separate
                           Account may be invested.
                           GENERAL ACCOUNT: all Company assets other than those allocated to Separate Accounts.
                           IN WRITING: in a written form satisfactory to Us.
                           INDEBTEDNESS: all loans taken on the Policy, plus any interest due or accrued minus any loan repayments.
                           INTERNAL REVENUE CODE: the Internal Revenue Code of 1986, as amended.
                           ISSUE AGE: The Insured's age on his/her birthday nearest the Policy Date.
                           LOAN ACCOUNT: an account established for any amounts transferred from the Fixed Account and Sub-Accounts as a result of loans. The amounts in the Loan Account are credited with interest and are not subject to the investment experience of any Sub-Accounts.
                           MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date. However, whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed to be the next Valuation Day.
                           NET PREMIUM: the amount of premium credited to the Account Value. It is the premium paid minus the deductions from premium shown on Page 3A.
                           PLANNED PREMIUM: the amount that the Owner intends to pay. The Initial Planned Premium is shown on Page 3.
                           POLICY ANNIVERSARY: an anniversary of the Policy Date.
                           POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined. This is the date the Policy goes into effect.
                           POLICY YEARS: years as measured from the Policy Date.
                           PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each Sub-Account.
                           SCHEDULED MATURITY DATE: the date shown on Page 3, on which the Policy will mature, in accordance with the Termination and Maturity Date provision.
                           SEPARATE ACCOUNT: an account, as specified on Page 3, which has been established by Us to separate the assets funding the variable benefits, for the class of contracts to which the Policy belongs, from the other assets of the Company.
                           SUB-ACCOUNTS: the subdivisions of the Separate Account.
                           SURRENDER CHARGE: a charge that may be assessed if You surrender the Policy.
                           VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

DEFINITIONS                VALUATION PERIOD: the period of time between the close of business on successive
(CONTINUED)                Valuation Days.
                           YOU, YOUR: the Owner of the Policy.
DEATH BENEFIT              GENERAL
                           Upon receipt of due proof of the Insured's death, We will pay the Death Proceeds to the
                           Beneficiary.
                           DEATH PROCEEDS
                           Death Proceeds equal the Death Benefit described below less Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Policy Grace Period.
                           However, if the Insured dies after We receive a request In Writing from You to surrender the Policy, the Cash Surrender Value will be paid in lieu of the Death
                           Proceeds.
                           The Death Benefit is the greater of:
                           (a) the Death Benefit provided by the Death Benefit Option chosen; and
                           (b) the Minimum Death Benefit described on the next page.
                           DEATH BENEFIT OPTIONS
                           You have four Death Benefit Options available. Options A, B and C are available at issue. Option D is not available at issue, however, you may change from Option B to
                           Option D.
                           1. Under Option A (Level Option), the Death Benefit is the current Face Amount.
                           2. Under Option B (Return of Account Value Option), the Death Benefit is the current
                           Face Amount, plus the Account Value on the date We receive due proof of the Insured's death.
                           3. Under Option C (Return of Premium Option), the Death Benefit is the current Face
                           Amount, plus the lesser of:
                           (a) the sum of the premiums paid less withdrawals; or
                           (b) the Death Benefit Option C Limit shown on Page 3;
                           4. Under Option D (Decreasing Option) the Death Benefit is the current Face Amount, plus the lesser of:
                           (a) the Account Value on the date We receive due proof of the Insured's death; or
                           (b) the Option Adjustment Amount. On the date You change Your Death Benefit from Option
                           B (Return of Account Value) to Option D (Decreasing Option), the Option Adjustment
                           Amount is the Account Value on the date of the change. Thereafter, the Option
                           Adjustment Amount will be reduced by any Withdrawals. Refer to the Withdrawals provision for more information.
                           Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to Your Account Value for purposes of determining Your Death Proceeds.

DEATH BENEFIT              DEATH BENEFIT OPTION CHANGES
(CONTINUED)                You may change Your Death Benefit Option, subject to the conditions described here. You must notify Us In Writing or in a manner satisfactory to Us of the change. Such change will be effective on the Monthly Activity Date following the date We receive the request and the conditions are met.
                           The following changes are allowed with no evidence of insurability required:
                           You may change Option A (Level Option) to Option B (Return of Account Value Option). If
                           you do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change, decreased by the then current Account Value.
                           You may change from Option B (Return of Account Value Option) to Option D (Decreasing
                           Option). The Option D Death Benefit is the current Face Amount increased by the lesser of:
                           (a) the Account Value on the date We receive Due Proof of Death of the Insured; or
                           (b) the Option Adjustment Amount.
                           You may change Option C (Return of Premium Option) to Option A (Level Option). If You
                           do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change.
                           In addition, You may change from Option B (Return of Account Value Option) to Option A
                           (Level Option). However, if this change would result in a Face Amount that exceeds our guidelines and limitations that may be in effect, You must provide evidence of insurability satisfactory to Us. If You do, the Face Amount will become the Face Amount immediately prior to the option change increased by the Account Value on the date of the option change.
                           MINIMUM DEATH BENEFIT
                           For policies that meet the definition of life insurance under the Guideline
                           Premium/Cash Value Corridor Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account
                           Value multiplied by the Minimum Death Benefit Percentage for the then current Policy
                           Year.
                           For policies that meet the definition of life insurance under the Cash Value
                           Accumulation Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value minus the present value of charges for qualified additional benefit riders (as defined by the
                           Internal Revenue Code), multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.
                           To the extent this increase in the Death Benefit would result in an amount at risk that exceeds Our guidelines and limitations that may be in effect, We reserve the right to:
                           (a) distribute to You a portion of the Cash Surrender Value sufficient to continue to qualify the Policy as life insurance and such that the amount at risk does not exceed our guidelines and limitations in effect; or
                           (b) require evidence of insurability satisfactory to Us.

DEATH BENEFIT              The Minimum Death Benefit is determined by using the Account Value on the date We
(CONTINUED)                receive Due Proof of the Insured's death. Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to
                           Your Account Value for purposes of determining Your Death Proceeds.
INCREASES AND              GENERAL
DECREASES IN               At any time after the first Policy Year, You may make a request In Writing or in a
FACE AMOUNT                manner satisfactory to Us to change the Face Amount. The minimum amount by which the
                           Face Amount can be increased or decreased is based on Our rules then in effect.
                           We reserve the right to limit You to one increase or decrease in any 12 month period.
                           SCHEDULED INCREASES IN FACE AMOUNT
                           We will increase the Face Amount automatically by the amounts shown on Page 3C. These scheduled increases will continue until You request to discontinue the increases or until You request to decrease the Face Amount of Your Policy. Decreases in the Face
                           Amount as a result of a withdrawal or a Death Benefit Option Change will not affect
                           Your future scheduled increases.
                           UNSCHEDULED INCREASES IN FACE AMOUNT
                           All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us. Any increase approved by Us will be effective on the Monthly
                           Activity Date shown on the new Policy Specifications Page, provided that the Monthly
                           Deduction Amount for the first month after the effective date of the increase is made.
                           Any unscheduled increase will be subject to additional Monthly Per $1,000 Charges, additional Cost of Insurance Charges and additional Surrender Charges, all of which are based on the Attained Age of the Insured at the time of the increase. We will send You additional Policy Specification Pages describing these charges.
                           DECREASES IN FACE AMOUNT
                           A decrease in the Face Amount will be effective on the Monthly Activity Date following the date We receive Your request. The remaining Face Amount must not be less than Our minimum rules then in effect. If there have been any Face Amount increases, decreases will be taken in the reverse order from which the increases were applied.
PREMIUMS                   GENERAL
                           No insurance is effective until the Policy is delivered, all answers in the application continue to be true and complete at the time of delivery and We receive premiums sufficient to cover the Monthly Deduction Amount on the Policy Date. After the first premium has been paid, subsequent premiums can be paid at any time.
                           Checks must be made payable to the Company shown on the first page of the Policy.

PREMIUMS                   Checks may be sent to either:
(CONTINUED)                (a) Us at the address shown on the premium notice; or
                           (b) Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.
                           We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise. The premium will be applied on the date We receive it at the address shown on the premium notice.
                           PLANNED PREMIUM PAYMENTS
                           We will send You a premium notice for the Planned Premium payment. The notices may be sent at 12, 6, or 3 month intervals. The Initial Planned Premium payment and payment frequency You selected are shown on Page 3. You may change the Planned Premium payment shown on the premium notices subject to Our premium limitations.
                           FLEXIBLE PREMIUMS
                           After the first premium has been paid, Your subsequent premium payments are flexible.
                           The actual amount and frequency of payment will affect the Account Value and could affect the amount and duration of insurance provided by the Policy. You may pay additional premiums at any time, prior to the Scheduled Maturity Date, subject to Our
                           Premium Limitations.
                           PREMIUM LIMITATIONS
                           You may pay premiums at any time, prior to the Scheduled Maturity Date, subject to the following limitations:
                           (a) The minimum premium that We will accept is $50 or the amount required to keep the
                           Policy in force.
                           (b) If premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code,
                           We reserve the right to refund the excess premium payments. Such refunds and interest thereon will be made within 60 days after the end of a Policy Year.
                           (c) We reserve the right to require evidence of insurability for any premium payment that results in an increase in the Death Benefit greater than the amount of the premium.
                           (d) Any premium received in excess of $1,000,000 is subject to Our approval.
                           INITIAL PREMIUM ALLOCATION
                           The initial Net Premium and any additional Net Premiums received by Us prior to the end of the free look period as described in the Right to Examine Policy Provision, will be allocated as shown on Page 3 on the later of:
                           (a) the Policy Date; and
                           (b) the date We receive the premium.
                           The accumulated values of these amounts will then be allocated to the Fixed Account and
                           Sub-Accounts according to the premium allocation You specified in the application on the later of:
                           (a) the end of the free look period; or
                           (b) the date We receive the final requirement to put the Policy in force.

PREMIUMS                   SUBSEQUENT PREMIUM ALLOCATIONS
(CONTINUED)                You may change how Your premiums are allocated by notifying Us In Writing or in a manner satisfactory to Us. Subsequent Net Premiums will be allocated to the Fixed
                           Account and Sub-Accounts according to Your most recent instructions as long as:
                           (a) the total number of active Sub-Accounts does not exceed twenty, or the maximum currently allowed by Us; and
                           (b) the percentage You allocate to each Sub-Account is in whole percentages.
                           If We receive a premium with a premium allocation instruction that does not comply with the above rules, We will allocate the Net Premium on a Pro Rata Basis.
VALUATION                  SUB-ACCOUNT ACCUMULATION UNITS
PROVISIONS                 Amounts allocated to each Sub-Account increase the number of Accumulation Units in each
                           Sub-Account. The number of Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the dollar value of one
                           Accumulation Unit for such Sub-Account.
                           Amounts taken from each Sub-Account decrease the number of Accumulation Units in each Sub-Account. The number of Accumulation Units subtracted from each Sub-Account is determined by dividing the amount taken from the Sub-Account by the dollar value of one
                           Accumulation Unit for such Sub-Account.
                           The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.
                           SUB-ACCOUNT ACCUMULATION UNIT VALUE
                           The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding
                           Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period
                           (plus the per share amount of any dividend or capital gain distributions paid by that
                           Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.
                           EMERGENCY PROCEDURE
                           If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange
                           Commission so that We cannot value the Sub-Accounts, We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a Valuation Day will be superseded by the emergency procedure.

VALUATION                  FIXED ACCOUNT
PROVISIONS                 We will credit interest to amounts in the Fixed Account on a monthly basis at rates We
(CONTINUED)                determine. The Annual Fixed Account Minimum Credited Rate is shown on Page 3. The interest credited will reflect the timing of amounts added to or withdrawn from the
                           Fixed Account.
ACCOUNT VALUE,             ACCOUNT VALUE
CASH VALUE                 Your Account Value on the Policy Date equals the initial Net Premium less the Monthly
AND CASH                   Deduction Amount for the first policy month.
SURRENDER VALUE            On each subsequent Monthly Activity Date, Your Account Value equals:
                           (a) the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts; plus
                           (b) the value of Your Loan Account, if any; minus,
                           (c) the appropriate Monthly Deduction Amount.
                           On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:
                           (a) the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts; plus
                           (b) the value of Your Loan Account, if any.
                           ACCUMULATED VALUE -- FIXED ACCOUNT
                           Your Accumulated Value in the Fixed Account equals:
                           (a) the Net Premiums allocated to it; plus
                           (b) amounts transferred to it from the Sub-Accounts or the Loan Account; plus
                           (c) interest credited to it; minus
                           (d) amounts transferred out of it to the Sub-Accounts or the Loan Account; minus
                           (e) any transfer charges; minus
                           (f) any Monthly Deduction Amounts taken from it; minus
                           (g) any withdrawals taken from it.
                           ACCUMULATED VALUE -- SUB-ACCOUNTS
                           Your Accumulated Value in any Sub-Account equals:
                           (a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day;
                           multiplied by
                           (b) that Sub-Account's Accumulation Unit Value on the Valuation Day.
                           The number of Accumulation Units in any Sub-Account is increased when:
                           (a) Net Premiums are allocated to it; or
                           (b) amounts are transferred to it from other Sub-Accounts, the Fixed Account or the
                           Loan Account.
                           The number of Accumulation Units in any Sub-Account is decreased when:
                           (a) amounts are transferred out of it to other Sub-Accounts, the Fixed Account or the
                           Loan Account; or
                           (b) any transfer charges are taken from it; or
                           (c) any Monthly Deduction Amounts are taken from it; or
                           (d) any withdrawals are taken from it.

ACCOUNT VALUE,             CASH VALUE
CASH VALUE AND             Your Cash Value is equal to the Account Value less any applicable Surrender Charges.
CASH SURRENDER             The Surrender Charges and the Policy Years during which they will be applied are shown
VALUE (CONTINUED)          on Page 3B.
                           CASH SURRENDER VALUE
                           Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any.
TRANSFERS                  AMOUNT AND FREQUENCY OF TRANSFERS
                           Upon request and as long as the Policy is in effect, You may transfer amounts among the
                           Fixed Account and Sub-Accounts.
                           We reserve the right to limit the size of transfers and remaining balances, and to limit the number and frequency of transfers.
                           DOLLAR COST AVERAGING
                           From time to time, We may offer, and if so, You may enroll in a Dollar Cost Averaging program. You may obtain information on the available programs from Us at any time.
                           You may terminate participation in the program at any time by calling or writing Us. In such an event, any non-transferred balances will be allocated to the other accounts according to Your instructions.
                           RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT
                           You are limited as to the timing and the amounts that can be transferred from the Fixed
                           Account to the Sub-Accounts (other than those allowed under a Dollar Cost Averaging program). The limits are as follows:
                           (a) the transfer must occur during the 30 day period following each Policy Anniversary;
                           and
                           (b) the maximum amount transferred in any Policy Year will be the greater of $1,000 or
                           25% of the Accumulated Value in the Fixed Account on the date of transfer.
                           (c) No transfers will be allowed if You have reached the Scheduled Maturity Date and have elected to continue coverage under Option 1 of the Scheduled Maturity Date provision.
                           TRANSFER CHARGE
                           After a transfer has occurred, the Transfer Charge, as specified on Page 3B, if any, will be deducted on a Pro Rata Basis.

MONTHLY                    GENERAL
DEDUCTION                  On each Monthly Activity Date, We will deduct an amount from Your Account Value to pay
                           Us for providing the benefits of the Policy. This amount is called the Monthly
                           Deduction Amount. On each Policy Anniversary We will determine the rates used to calculate the Monthly Deduction Amount for that Policy Year. These rates will not exceed the maximum rates shown on the Policy Specification Pages. Actual rates will be determined based on our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change we make will be on a uniform basis for
                           Insureds of the same Issue Age, Sex, Insurance class, Initial Face Amount, net amount at risk and the length of time coverages have been in-force. The Monthly Deduction
                           Amount equals:
                           (a) the Cost of Insurance Charge; plus
                           (b) the Monthly Administrative Charge; plus
                           (c) the Monthly Per $1,000 Charge; plus
                           (d) the Mortality and Expense Risk Charge; plus
                           (e) the charges for additional benefits provided by rider, if any.
                           The cost associated with those benefits under the Policy that have no separate and distinct charges are included in the rates used to calculate the Monthly Deduction
                           Amount.
                           The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity Date. You may request In Writing or in a manner satisfactory to Us to have monthly deductions taken from specific Sub-Accounts and/or the Fixed Account. If any of Your specified choices has insufficient value to cover its portion of the Monthly Deduction Amount, the entire Monthly Deduction Amount will be taken on a Pro Rata Basis. The Monthly Deduction Amount will be taken on each
                           Monthly Activity Date.
                           COST OF INSURANCE CHARGE
                           The total Cost of Insurance Charge for any Monthly Activity Date is equal to:
                           (a) the applicable cost of insurance rates per $1,000; multiplied by
                           (b) the applicable amounts at risk; divided by
                           (c) $1,000.
                           On any Monthly Activity Date, the amount at risk equals the Death Benefit less the
                           Account Value on that date prior to assessing the Monthly Deduction Amount. If there have been any Face Amount increases, the amount at risk will be applied to Face
                           Increases in the reverse order from which they were applied.
                           MONTHLY PER $1,000 CHARGE
                           The total Monthly Per $1,000 Charge is equal to:
                           (i) the applicable Monthly Per $1,000 Rates; multiplied by
                           (ii) the applicable Face Amounts; divided by
                           (iii) $1,000.

MONTHLY                    MORTALITY AND EXPENSE RISK CHARGE
DEDUCTION                  The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:
(CONTINUED)
                           (i) the monthly Mortality and Expense Risk Rate; multiplied by
                           (ii) the sum of Your accumulated values in the Sub-Accounts on the Monthly Activity
                           Date, prior to assessing the Monthly Deduction Amount.
INSURANCE CLASS            GENERAL
CHANGES                    Based on Our administrative rules in effect and upon providing satisfactory evidence to
                           Us, You may request to change the insurance class to a more favorable class. Only future cost of insurance rates will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of the Insured's health.
                           Any decrease in cost of insurance rates for which evidence of insurability was obtained cannot be revoked after the decrease has been in force, during the Insured's lifetime, for two years from the effective date of the decrease. Revocation will occur if the evidence of insurability contained inaccurate information which, had We known it was inaccurate at the time of the class change, would have caused Us to not approve the change.
                           If We revoke an insurance class change, Your Account Value will be reduced. The amount of the reduction will equal the additional Cost of Insurance Charges that would have been deducted from Your Account Value, based on the original insurance class, from the time of the change until the time of the revocation.
LAPSE AND POLICY           POLICY DEFAULT
GRACE PERIOD               The Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount and the No
                           Lapse Guarantee is not available.
                           If the Policy goes into default, We will send You a lapse notice warning You that the
                           Policy is in danger of terminating. This notice will be mailed at least 61 days prior to termination of coverage. It will be mailed both to You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender Value equal to the current
                           Monthly Deduction Amount plus the next two Monthly Deduction Amounts as of the date the
                           Policy Grace Period began.
                           We will keep the Policy inforce for the 61-day period following the date We mail You the lapse notice. We call that period the Policy Grace Period. However, if We have not received the required premiums (specified in Your lapse notice) by the end of the
                           Policy Grace Period, the Policy will terminate.
                           If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

LAPSE AND POLICY           NO LAPSE GUARANTEE
GRACE PERIOD               A No Lapse Guarantee is available as long as the Policy is in the No Lapse Guarantee
(CONTINUED)                Period; and the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative No Lapse Guarantee Premium.
                           The No Lapse Guarantee Period is shown on Page 3.
                           While the No Lapse Guarantee is available, We guarantee that Your Account Value less
                           Indebtedness, will never be less than zero.
                           NO LAPSE GUARANTEE PREMIUM
                           The No Lapse Guarantee Premium is shown on Page 3.
                           If there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee Premium in subsequent months.
REINSTATEMENT              GENERAL
                           Unless the Policy has been surrendered for its Cash Surrender Value, the Policy may be reinstated, prior to the Scheduled Maturity Date, provided:
                           (a) You make Your request In Writing within five years from the Termination Date;
                           (b) satisfactory evidence of insurability is submitted;
                           (c) the Insured is alive on the date of Reinstatement;
                           (d) any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy; and
                           (e) You pay premium equal to or greater than the sum of:
                           (i) an amount necessary to cover all Monthly Deduction Amounts that are due and unpaid during the Policy Grace Period; and
                           (ii) an amount necessary to keep the Policy in force for 3 months after the date of reinstatement.
                           The Account Value on the reinstatement date will equal:
                           (a) Net Premiums attributable to premiums paid at the time of reinstatement; minus
                           (b) the Monthly Deduction Amounts that were due and unpaid during the Policy Grace
                           Period; plus
                           (c) any Indebtedness carried over to the reinstated Policy.
                           Any Surrender Charge will be based on the duration from the original Policy Date as though the Policy had never lapsed.
POLICY LOANS               GENERAL
                           At any time while the Policy is in force and has a Cash Surrender Value, You may obtain a loan from Us. We will hold the Policy as sole security for repayment of any such loans taken. We may defer granting a loan, for the period permitted by law but not more than six months, unless the loan is to be used to pay premiums on any policies You have with Us.

POLICY LOANS               LOAN AMOUNTS
(CONTINUED)                Any new loan taken together with any existing Indebtedness may not exceed the Cash
                           Value on the date We grant a loan. The minimum loan amount that We will allow is $500.
                           When You take a loan, an amount equal to the loan is transferred from the Fixed Account and the Sub Accounts into the Loan Account as security for the loan. In the absence of instructions from You, We will transfer such amount to the Loan Account on a Pro Rata
                           Basis.
                           TERMINATION DUE TO EXCESSIVE INDEBTEDNESS
                           The Policy will go into default on any Monthly Activity Date on which total
                           Indebtedness equals or exceeds the Cash Value.
                           If the Policy goes into default, We will send You at Your last known address a written notice of the amount required to keep the Policy from terminating. Such notice will be mailed 61 days prior to the date the Policy is scheduled to terminate. If the loan repayment is not made by the end of the 61-day period, the Policy will terminate without value. When the Policy terminates with outstanding Indebtedness, You will be deemed to have received taxable income if the Indebtedness at the time of the termination exceeds Your tax basis in the Policy.
                           CREDITED INTEREST
                           Any amounts in the Loan Account will be credited with interest at a rate equal to the
                           Annual Fixed Account Minimum Credited Rate shown on Page 3.
                           LOAN REPAYMENTS
                           All or part of a loan may be repaid at any time that:
                           (a) the Policy is in force; and
                           (b) the Insured is alive.
                           However, each repayment must be at least the lesser of $50 or the Indebtedness and clearly identified In Writing or in a manner satisfactory to Us as a loan repayment.
                           The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Fixed Account and Sub-Accounts in the same percentage as premiums are allocated.
                           MAXIMUM INTEREST RATE CHARGED ON INDEBTEDNESS
                           The interest rate charged on Indebtedness will never exceed the Maximum Interest Rate shown in the table below:

                                              MAXIMUM INTEREST RATE CHARGED
                            DURING POLICY   EQUALS THE FIXED ACCOUNT MINIMUM
                                YEARS              CREDITED RATE PLUS:
-----------------------------------------------------------------------------
                                 1-10                     2.00%
                             11 and later                 0.25%

                           Because the interest charged on Indebtedness may exceed the rate credited to the Loan
                           Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the Indebtedness will be transferred on each Monthly Activity Date from the Fixed Account and Sub-Accounts to the Loan Account in a manner consistent with the way Monthly Deductions are taken.

WITHDRAWALS                GENERAL
                           You may request a withdrawal In Writing or in a manner satisfactory to Us. The minimum withdrawal allowed is $500. The maximum withdrawal is the Cash Surrender Value less
                           $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed. Unless specified otherwise the withdrawal will be deducted on a Pro Rata Basis.
                           If the Death Benefit Option then in effect is Option A (Level Option) or Option C
                           (Return of Premium Option), the Face Amount will be reduced by the amount equal to the reduction in the Account Value resulting from the withdrawal. If the Death Benefit
                           Option then in effect is Option B (Return of Account Value Option), the Face Amount
                           will not be reduced.
                           If the Death Benefit Option then in effect is Option D (Decreasing Option), the withdrawal will result in a reduction in the Option Adjustment Amount, but the Option
                           Adjustment Amount will not be allowed to become negative. If the Option Adjustment
                           Amount becomes zero, any remaining and/or additional withdrawal amounts will result in a reduction in the Face Amount.
SURRENDERS                 GENERAL
                           While the Policy is in force, You may surrender the Policy to Us. The Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender Value as of that date. If, at the time of surrender, the Policy is in its Surrender Charge period a Surrender Charge will be assessed as shown on Page 3B.
PAYMENTS                   GENERAL
BY US                      We will pay Death Proceeds, Cash Surrender Values, withdrawals and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information satisfactory to Us to process the payment unless:
                           (a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the
                           Securities and Exchange Commission (SEC); or
                           (b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
                           (c) the SEC, by order, permits postponement for the protection of policy owners.

PAYMENTS                        DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
BY US (CONTINUED)               We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request. If We defer payment for more than 30 days,
                                We will pay interest at the Annual Fixed Account Minimum Credited Rate.
TAXATION OF THE                 GENERAL
SEPARATE ACCOUNT                We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate
                                Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future.
THE CONTRACT                    ENTIRE CONTRACT
                                The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will, in the absence of fraud (as determined by a court of competent jurisdiction), be deemed representations and not warranties.
                                CONTRACT MODIFICATION
                                The only way this contract may be modified is by a written agreement signed by
                                Our President, or one of Our Vice Presidents, Secretaries or Assistant
                                Secretaries.
                                FUND MODIFICATION
                                We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Policy.
                                NON-PARTICIPATION
                                The Policy is non-participating. It does not share in Our surplus earnings, so
                                You will receive no policy dividends under it.
                                MISSTATEMENT OF AGE AND/OR SEX
                                If on the date of death:
                                (a) the Issue Age of the Insured is understated; or
                                (b) the sex of the Insured is incorrectly stated such that it resulted in lower
                                Costs of Insurance,
                                the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct Issue Age and/or sex.
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
THE CONTRACT                    If on the date of death:
(CONTINUED)                     (a) the Issue Age of the Insured is overstated; or
                                (b) the sex of the Insured is incorrectly stated such that it resulted in higher
                                Costs of Insurance,
                                the Death Benefit will be adjusted by the return of all excess Costs of
                                Insurance prior to the date of the Insured's death. Excess Cost of Insurance
                                Charges equal the sum of the following for each Monthly Activity Date:
                                (a) the amount at risk on each Monthly Activity Date; multiplied by
                                (b) the actual Cost of Insurance rate used to determine Monthly Deduction
                                Amounts less the Cost of Insurance rate based on the true age and sex of the
                                Insured;
                                (c) divided by 1000.
                                SUICIDE
                                If, within two years from the Date of Issue, the Insured dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less
                                Indebtedness and less any withdrawals.
                                If, within two years from the effective date of any increase in the Face Amount for which evidence of insurability was obtained, the Insured dies by suicide, while sane or insane, Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.
                                INCONTESTABILITY
                                We cannot contest the Policy after it has been in force, during the Insured's lifetime, for two years from its Date of Issue, except for non-payment of premium.
                                Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the
                                Insured's lifetime, for two years from the effective date of the increase.
                                The Policy may not be contested for more than two years after the reinstatement date. Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime from the Date of Issue of the Policy or a subsequent reinstatement date.
                                APPEALING DENIAL OF CLAIM
                                On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
                                (a) request a review upon written application within 60 days of receipt of a claim denial;
                                (b) review pertinent documents; and
                                (c) submit issues and comments In Writing.

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
THE CONTRACT                    SEPARATE ACCOUNTS
(CONTINUED)                     We will have exclusive and absolute ownership and control of the assets of Our
                                Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that Separate Account. The assets of a Fund will be valued on each Valuation Day. Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.
                                CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
                                At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund shares held by the Sub-Accounts, the
                                Separate Account may be operated as a management company under the Investment
                                Company Act of 1940 or any form permitted by law, may be deregistered under the
                                Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.
                                VOTING RIGHTS
                                We will notify You of any Fund shareholder's meetings at which the shares held for Your Sub-Account may be voted. We will also send proxy materials and instructions for You to vote the shares held for Your Sub-Account. We will arrange for the handling and tallying of proxies received from the Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Owners. You may attend any meeting, where shares held for Your benefit may be voted.
                                In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received.
                                Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account.
                                ANNUAL REPORT
                                We will send You a report at least once each Policy Year showing:
                                (a) the current Account Value, Cash Surrender Value and Face Amount;
                                (b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
                                (c) the amount of any Indebtedness; and
                                (d) any other information required by the Insurance Department of the state where the Policy was delivered.
OWNERSHIP AND                   CHANGE OF OWNER OR BENEFICIARY
BENEFICIARY                     The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary, notify Us In Writing while the
                                Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when
                                We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

OWNERSHIP AND                   ASSIGNMENT
BENEFICIARY                     You may assign the Policy. Until You notify Us In Writing, no assignment will be
(CONTINUED)                     effective against Us. We are not responsible for the validity of any assignment.
                                OWNER'S RIGHTS
                                While the Insured is alive and no Beneficiary is irrevocably named, You may:
                                (a) exercise all the rights and options that the Policy provides or that We permit;
                                (b) assign the Policy; and
                                (c) agree with Us to any change to the Policy.
                                NO NAMED BENEFICIARY
                                If no named Beneficiary survives the Insured, then, unless the Policy provides otherwise:
                                (a) You will be the Beneficiary; or
                                (b) if You are the Insured, Your estate will be the Beneficiary.
TERMINATION AND                 TERMINATION
MATURITY DATE                   The Policy will terminate upon the earliest of the following events:
                                (a) the Scheduled Maturity Date of the Policy unless You request to continue the
                                Policy after such date as described below; or
                                (b) the surrender of the Policy; or
                                (c) the end of the Policy Grace Period during which the amount required is not received; or
                                (d) the date We receive notification In Writing of the death of the Insured.
                                SCHEDULED MATURITY DATE
                                The Scheduled Maturity Date is the last date on which You may elect to pay premium. Unless You elect to continue the Policy beyond this date, the Policy will terminate and any Cash Surrender Value will be paid to You.
                                If elected, the Policy may continue in force after the Scheduled Maturity Date subject to the following conditions:
                                (a) the Policy must be in force on the Scheduled Maturity Date; and
                                (b) the Owner including any assignee of record must agree In Writing to this continuation and must elect an Option at least 30 days prior to the Scheduled
                                Maturity Date. If no Option is elected, the default is Option 1 below.
                                If any of the above conditions are not met, the Policy, if still in force, will terminate on the Scheduled Maturity Date.
                                You may elect either Option 1 or Option 2, which are described below.

TERMINATION AND                 OPTION 1 (This option restricts future transfers between the Sub-Accounts and
MATURITY DATE (CONTINUED)       the Fixed Account.) Under Option 1, after the Scheduled Maturity Date:
                                (a) the Face Amount will be set equal to the Death Benefit on the Maturity Date;
                                (b) the Death Benefit Option will be changed to Option A (Level Option);
                                (c) the Account Value will continue to be valued as described in the Account
                                Value, Cash Value and Cash Surrender Value provision;
                                (d) policy values will be transferred to the Fixed Account and no further transfers will be allowed;
                                (e) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;
                                (f) no future Monthly Deduction Amounts will be deducted from Your Account
                                Value;
                                (g) no further premiums will be accepted;
                                (h) loan repayments may be made;
                                (i) all additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date; and
                                (j) the Policy may terminate due to excessive Indebtedness.
                                OPTION 2 (This option continues to allow future transfers between the Sub-
                                Accounts and the Fixed Account.) Under Option 2, after the Scheduled Maturity
                                Date:
                                (a) the Face Amount will be set equal to the Death Benefit minus the Account
                                Value on Maturity Date;
                                (b) the Death Benefit Option will be changed to Option B (Return of Account
                                Value Option) with no evidence of insurability being required;
                                (c) the Account Value will continue to be valued as described in the Account
                                Value, Cash Value and Cash Surrender Value provision;
                                (d) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;
                                (e) no future Monthly Deduction Amounts will be deducted from Your Account
                                Value;
                                (f) no further premiums will be accepted;
                                (g) loan repayments may be made;
                                (h) all additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date; and
                                (i) the Policy may terminate due to excessive Indebtedness.
INCOME                          AVAILABILITY
SETTLEMENT                      All or parts of the proceeds of the Policy may, instead of being paid in one
OPTIONS                         sum, be left with Us under any one or a combination of the following options, subject to Our minimum amount requirements on the date of election.

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


INCOME                          We will pay interest of at least 2% per year (or higher, if required by state
SETTLEMENT                      law) on the Death Proceeds from the date We receive notification of the
OPTIONS (CONTINUED)             Insured's death to the date payment is made or an Income Settlement Option is elected. These proceeds are then no longer subject to the investment experience of a Separate Account.
                                If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.
                                DESCRIPTION OF TABLES
                                The options shown on the next page are based on interest at a guaranteed rate of
                                2% per year.
                                EXCESS INTEREST
                                We may pay or credit excess interest of such amount and in such manner as We determine.
                                DEATH OF PAYEE
                                If the payee dies while receiving payments under one of the options on the next page, We will pay the following:
                                (a) any principal and accrued interest remaining unpaid under Option 1 or 2; and
                                (b) the value of remaining unpaid guaranteed payments, if any, under Option 3, commuted using interest of 2% per year.
                                Any such amount will be paid in one sum to the payee's estate.
                                OTHER OPTIONS
                                To convert the monthly payments shown in the table for Option 3 to quarterly, semi-annual or annual payments, multiply by the following factors:

                                  PAYMENT INTERVAL              FACTOR
---------------------------------------------------------------------------
                                     Quarterly                   2.99
                                    Semi-annual                  5.96
                                       Annual                   11.84

                           Other options may be arranged with Our consent.
                           OPTION 1 -- INTEREST INCOME
                           Payments of interest at the rate We declare, but not less than 2% per year, on the amount left under this option.
                           OPTION 2 -- INCOME OF FIXED AMOUNT
                           Equal payments of the amount chosen until the amount left under this option, with interest of not less than 2% per year, is exhausted. The final payment will be for the balance only.
                           OPTION 3 -- INCOME FOR FIXED PERIOD
                           Payments, determined from the table below, are guaranteed for the number of years chosen. The first payment will be due on the date proceeds are applied under this option.

                                                   MONTHLY PAYMENTS                           MONTHLY PAYMENTS
                                   NUMBER            PER $1,000 OF            NUMBER            PER $1,000 OF
                                  OF YEARS             PROCEEDS              OF YEARS             PROCEEDS
------------------------------------------------------------------------------------------------------------------
                                         1                   $84.08                10                    $9.17
                                         2                    42.45                15                     6.40
                                         3                    28.58                20                     5.03
                                         4                    21.64                25                     4.21
                                         5                    17.48                30                     3.67

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT 06104-2999
                          (A STOCK INSURANCE COMPANY)
                                (THE "COMPANY")

                      INDIVIDUAL LIFE OPERATIONS ADDRESS:
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY
                               ELECTION OF OWNER
                   DEATH PROCEEDS PAYABLE AT DEATH OF INSURED
                            ADJUSTABLE DEATH BENEFIT
                      PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                               NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15.

                                     [LOGO]
                                  THE HARTFORD

                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY